Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-197816, 333-202168) and S-8 (Nos. 333-191487, 333-197158, 333-194781, 333-201242, 333-202833, 333-207234) of Allergan plc of our report dated February 24, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 24, 2017